Exhibit 10.19
RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054
Attn: Loan Services
CONSENT TO REMOVAL OF PERSONAL PROPERTY
(BAILEE WAIVER)
KNOW ALL PERSONS BY THESE PRESENTS:
(a) The undersigned has an interest as owner and landlord or as a lessee and tenant in the following described real property (the “Real Property”):
SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION,
commonly known as: [insert street address]                                                                                .
(b) The undersigned has entered into one or more agreements with A SMART MOVE L.L.C., whose address is 5350 Roslyn Street, Suite 380, Greenwood Village, CO 80111 (“Smart Move”) to take possession of certain designated equipment and other assets, which are owned by Smart Move, but which are or will be in the possession or control of the undersigned (which equipment and other assets are hereinafter collectively called the “Equipment”), the primary items of which Equipment are described on an attachment hereto (although the absence of any such attachment shall not preclude enforcement hereof).
(b) Smart Move has entered into a Loan and Security Agreement with Silicon Valley Bank (“Bank”) dated as of the Effective Date (as defined therein) (as amended and supplemented from time to time, the “Loan Agreement”). Pursuant to the terms of the Loan Agreement, Smart Move agreed to cause the undersigned to consent to the removal by Bank from the Real Property (or otherwise from the possession or control of the undersigned) of the Equipment, which Equipment is covered by and subject to the security interest in favor of Bank created by the Loan Agreement.
NOW, THEREFORE, the undersigned acknowledges its possession or right to control of the Equipment, whether located on the Real Property or otherwise, and agrees with Bank as follows:
               1. The undersigned waives and releases each and every right which undersigned now has, under applicable law or by virtue of the lease for the Real Property now in effect, to levy or distrain upon the Equipment for rent, in arrears, in advance or both, or to claim or assert title to the Equipment, whether such Equipment is already in the possession or control of the undersigned or on said Real Property, or may hereafter be delivered to the undersigned.

               2. The Equipment shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether, or by what means, it is or may become attached or affixed to the Real Property.
               3. The undersigned (a) will cause any subagent of the undersigned or further bailee of the Equipment having possession of the Equipment to deliver possession of the Equipment to Bank, or its agent or representative; and (b) will permit Bank, or its agent or representative, to enter upon the Real Property or any other premises that may be in the control of the undersigned, for the purpose of exercising any right Bank may have under the terms of the Loan Agreement or otherwise, including, without limitation, the right to remove the Equipment.
               4. This agreement shall be binding upon the heirs, successors and assigns of the undersigned and shall inure to the benefit of Bank and its successors and assigns.
IN WITNESS WHEREOF, the undersigned has executed this instrument at 1:00 p.m., this 29th day of August, 2005.

By:	/s/ Chris Sapyta

Title:	Manager

Phone:	720-488-0204